Exhibit 99.1

Molecular Templates, Inc. Announces Proposed Public Equity Offering

AUSTIN, Texas, November 20, 2019 (GLOBE NEWSWIRE) — Molecular Templates, Inc. (Nasdaq: MTEM) (the “Company” or “Molecular”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today announced that it has commenced an underwritten public offering of its common stock and newly designated Series A convertible preferred stock. Molecular also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering on the same terms and conditions. All of the shares in the offering are to be sold by Molecular.

Molecular intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to fund: its ongoing Phase II clinical studies for MT-3724; its ongoing Phase I clinical study of MT-5111; its share of development expenses in its CD38 collaboration with Takeda; its program PD-L1 (including its anticipated upcoming Phase I clinical study for PD-L1); further preclinical development and drug discovery activities in its other programs and for working capital and general corporate purposes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cowen, Barclays and Stifel are acting as joint book-running managers for the offering.

The securities are being offered by Molecular pursuant to a shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (833) 297-2926; Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (888) 603-5847; and Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage oncology company focused on the discovery and development of differentiated, targeted, biologic therapeutics for cancer. We believe our proprietary biologic drug platform technology, referred to as engineered toxin bodies, or ETBs, provides a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics. ETBs utilize a genetically engineered form of Shiga-like Toxin A subunit, or SLTA, a ribosome inactivating bacterial protein, that can be targeted to specifically destroy cancer cells.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such statements include, but are not limited to, statements relating to Molecular’s expectations with respect to its proposed offering, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the proposed offering.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the uncertainties inherent in the preclinical and clinical development process; whether Molecular’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of Molecular to protect its intellectual property rights; and legislative, regulatory, political and economic developments. These forward-looking statements are made as of the date of this press release, and Molecular assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Molecular files with the SEC available at www.sec.gov, including, without limitation, Molecular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Molecular’s Quarterly Reports on Form 10-Q.

Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006